UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

220 South Orange Avenue, Livingston Corporate Park Livingston, New Jersey (Address of principal executive offices)	070340 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 20, 2018, Milestone Scientific Inc. (“the Company”) received a letter from NYSE American LLC (“NYSE American” or the “Exchange”) stating that the Company is not in compliance with the continued listing standards as set forth in Section(s) 1003(a)(i), (ii), and (iii) of the NYSE American Company Guide (the “Company Guide”). In order to maintain its listing, the Company must submit a plan of compliance by December 20, 2018 addressing how it intends to regain compliance with Section(s) 1003(a)(i), (ii) and (iii) of the Company Guide by May 20, 2020. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the Exchange. If the plan is not accepted or if it is accepted but the Company is not in compliance with the continued listing standards by May 20, 2020, or if the Company does not make progress consistent with the plan, the Exchange will initiate delisting procedures as appropriate. The Company's management is pursuing options to address the deficiency and intends to submit a compliance plan on or before the deadline set by the Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milestone Scientific Inc.
Dated: November 23, 2018	By:	/s/ Joseph D’Agostino
Joseph D’Agostino
Chief Financial Officer